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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 18, 2004
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                                 IA Global, Inc.
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               (Exact Name of Registrant as specified in Charter)



         Delaware                      1-15863                  13-4037641
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification Number)



        533 Airport Boulevard, Suite 400, Burlingame, CA        94010
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           (Address of principal executive offices)           (Zip Code)




       Registrant's telephone number, including area code: (650) 685-2403
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

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURES

On March 21, 2004, the company announced that PBAA Fund Ltd ("PBAA"), an affiliate of the company's majority shareholder, had invested an additional $1.5 million into the company in a private placement. Under the financing terms, the company issued a $1.5 million convertible note (the "Note"), convertible into 5 million shares of our common stock, representing a conversion price per share of $0.30, which was the fair-market value of the trailing five-day average closing price of our common stock ending March 5, 2004, the date PBAA committed to make the investment. The conversion of this Note was subject to approval by our shareholders of an amendment to our Certificate of Incorporation increasing our authorized common stock to at least 150,000,000 shares. This increase was approved at our annual shareholder meeting held on May 14, 2004.

On June 18, 2004, the company announced that it reached agreement with PBAA to convert the $1,500,000 Note, plus accrued interest of approximately $20,000, into 5,065,037 shares of our common stock in accordance with the terms of the Note.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial statements of business acquired- None.

         (b) Pro Forma financial information- None.

         (c) Exhibits:

         EXHIBIT NO.                       DESCRIPTION
         -----------                       -----------

             2.1 Notice of Intent to Convert Convertible Promissory Note to IA Global Common Stock dated June 18, 2004 between IA Global, Inc. and PBAA Fund Ltd.

            99.1 Press release dated June 21, 2004 related to the conversion of a note into equity.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   June 21, 2004                   IA Global, Inc.
                                         (Registrant)

                                        By: /s/ Alan Margerison
                                            -------------------
                                            Alan Margerison
                                            President and
                                            Chief Executive Officer


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